EXHIBIT 2.2



                                                                  EXECUTION COPY




                             STOCK OPTION AGREEMENT


                  STOCK  OPTION  AGREEMENT,  dated  as of  June  15,  1999  (the
"Agreement"), between Pharmacia & Upjohn, Inc., a Delaware corporation (the "Grantee"), and SUGEN, Inc., a Delaware corporation (the "Grantor").

                  WHEREAS, the Grantee, University Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Grantee ("Merger Sub"), and the Grantor are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Grantor (the "Merger");

                  WHEREAS, the Grantee and Merger Sub have requested that the Grantor grant to the Grantee an option to purchase up to 3,372,255 shares of Common Stock, par value $0.01 per share, of the Grantor (the "Common Stock"), on the terms and subject to the conditions hereof; and

                  WHEREAS, the Grantor is willing to grant the Grantee the requested option.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. The Option; Exercise; Adjustments; Payment of Spread; Repurchase Right. (a) Contemporaneously herewith the Grantee, Merger Sub and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 3,372,255 shares of Common Stock (the "Shares") at a cash purchase price equal to $31.00 per share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following (but not prior to) the occurrence of the events set forth in any of clauses (i), (ii), (iii) or (iv) of
Section 2(d) hereof, and prior to the Termination Date (as defined herein).

                  (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying the total number of Shares it wishes to purchase and a date (subject to the expiration or termination of any applicable waiting period under the HSR Act (as defined below)) not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of capital stock of the Company (by reason of any stock dividend, stock split, split-up, recapitalization, merger, issuance of capital stock upon exercise of warrants or options or any other event), the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option.

                  (c) If at any time the Option is then exercisable pursuant to the terms of Section 1(a) hereof and at or prior to such time the termination fee referred to in Section 8.5(b) of the Merger Agreement shall have become payable, the Grantee may from time to time elect, in lieu of exercising the Option to purchase Shares provided in Section 1(a) hereof, to send a written notice to the Grantor (a "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash (the "Cancellation Amount") equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to any Acquisition Proposal (as defined in the Merger Agreement) occurring after the date of this Agreement and prior to the Termination Date (the "Alternative Purchase Price") or (y) the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market ("Nasdaq") or on such other national securities on which the shares of the Grantor's common stock are then listed on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash


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amount,  if any,  included in the Alternative  Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

                  (d) At the request of the Grantor at any time during the 180-day period commencing on each date on which the Option is exercised (the "Call Period"), the Grantor may repurchase from the Grantee, and the Grantee shall sell to the Grantor, any or all of the Shares acquired by the Grantee pursuant hereto as a result of such exercise and with respect to which the Grantee has beneficial ownership at the time of such repurchase at a price per share equal to the Repurchase Price (defined below) per share in respect of the Shares so acquired (such price per share multiplied by the number of Shares to be repurchased pursuant to this Section 1(d) being herein called the "Repurchase Consideration"). Each date on which the Grantor exercises its rights under this
Section 1(d) by delivering its request to the Grantee is referred to as a "Grantor Request Date." "Repurchase Price" per share shall be the greater of (i) the Purchase Price, and (ii) the average (rounded to the nearest cent, or if there shall not be a nearest cent, to the next highest cent) of the volume weighted averages (rounded to the nearest cent, or if there shall not be a nearest cent, to the next highest cent) of the closing ask prices of one share of Common Stock on Nasdaq as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing) for each of the Trading Days. "Trading Days" means the Nasdaq trading days during the Call Period and prior to the applicable Grantor Request Date. If the Grantor exercises its rights under this Section 1(d), the


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Grantor shall,  within five business days after the applicable  Grantor  Request
Date, pay the applicable Repurchase Consideration in immediately available funds, and the Grantee shall surrender to the Grantor certificates evidencing the Shares purchased hereunder, and the Grantee shall warrant to the Grantor that, immediately prior to the repurchase thereof pursuant to this Section 1(d), the Grantee had sole record and beneficial ownership of such Shares and that such Shares were then held free and clear of all encumbrances.

                  2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

                  (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction prohibiting the delivery of the Shares shall be in effect; and

                  (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated; and

                  (c) the  representations and warranties of the Grantee made in
         Section 5 of this Agreement shall be true and correct in all material respects as of the date of the closing of the issuance of the Shares; and

                  (d) (i) in the event that (A) a bona fide Acquisition Proposal (as defined in the Merger Agreement) shall have been made to the Company or any of its subsidiaries or any of its stockholders or any person or entity shall have announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its subsidiaries, and on or following the date of the Merger Agreement but prior to the date of the Stockholders Meeting (as defined in the Merger Agreement) such Acquisition Proposal, announcement or intention is or becomes publicly known, and (B) on or following the date of the Merger Agreement but prior to the time such Acquisition Proposal, announcement or intention is or becomes publicly known, the occurrence of a


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         Parent  Material  Adverse  Effect (as defined in the Merger  Agreement)
         shall not have become publicly known, and (C) on or following the date on which such Acquisition Proposal, announcement or intention is or becomes publicly known, the Merger Agreement is terminated by either the Grantee or the Grantor pursuant to Section 8.2(ii) of the Merger Agreement, or (ii) the Merger Agreement is terminated by the Grantor pursuant to Section 8.3(a) of the Merger Agreement; or (iii) the Merger Agreement is terminated by the Grantee pursuant to Section 8.4(a) of the Merger Agreement; or (iv) the Grantor shall have delivered to Grantee the written notification pursuant to Section 8.3(a)(ii) of the Merger Agreement and the Grantee shall have notified the Grantor in writing that the Grantee does not intend to match the Superior Proposal (as defined in the Merger Agreement) referred to in such notification. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  3. The Closing. (a) Any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice or as specified in Section 1(d), as the case may be, at 10:00 A.M., local time, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or, if the conditions set forth in Section 2(a), (b) or (c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to
Section 1(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price, (ii) in the event of a closing pursuant to Section 1(c) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(c) hereof; or
(iii) in the event of a closing pursuant to Section 1(d) hereof, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section 1(d) hereof. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by


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

certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

                  (b) The Grantee agrees not to transfer or otherwise dispose of the Option or the Shares, or any interest therein, except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities law. The Grantee further agrees that the certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act.

                  4. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee that (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and paid for by the Grantee as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights; (d) except as otherwise required by the HSR Act or the rules and regulations of Nasdaq, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of the Grantor's certificate of incorporation or bylaws, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, rule, regulation, judgment, ordinance, or decree, or


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

restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; (e) no "fair price", "moratorium", "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation (including but not limited to Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares pursuant to this Agreement; and (f) the Grantor has taken all corporate action necessary so that any Shares acquired pursuant to this Agreement shall not be counted for purposes of determining the number of shares of Common Stock beneficially owned by the Grantee or any of its Affiliates or Associates pursuant to the Rights Agreement (as defined in the Merger Agreement, the terms "Affiliate" and "Associate" having the respective meanings ascribed to them in the Rights Agreement).

                  5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that (a) the Grantee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement, (b) the execution and delivery of this
Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of the Grantee, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (c) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

                  6. Listing of Shares; Filings; Governmental Consents. Subject to applicable law and the rules and regulations of Nasdaq or such other national securities exchange on which the shares of the Grantor's common stock are then listed, after the Option becomes exercisable hereunder, the Grantor will promptly file an application to list the Shares on Nasdaq or on such other national securi-

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ties exchange on which the shares of the Grantor's  common stock are then listed and will use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act; provided, however, that if the Grantor is unable to effect such listing on Nasdaq by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated by this Agreement.

                  7. Registration Rights. (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant to this Agreement, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters (which underwriters must be reasonably satisfactory to the Grantor) in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement and may suspend the use of any registration statement (and related prospectus) for one or more periods of time not exceeding an aggregate of 60 days in any one year period if the offering would, in the judgment of the board of directors of the Grantor, require premature disclosure of any material corporate development or material transaction involving the Grantor or interfere with any previously planned securities offering by the Grantor. In addition, upon receipt of notice of the happening of any event as a result of which any registration statement, prospectus or prospectus supplement, contains any untrue statements of material fact or fails or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading the Grantee shall


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

forthwith discontinue the disposition of any Shares under such registration statement, prospectus or prospectus supplement until the Grantee receives from the Grantor copies (which subject to the limitations on suspension set forth above shall promptly be made available by the Grantor) of an amended or supplemented registration statement, prospectus or supplement so that, as thereafter delivered to purchasers of such Shares, such registration statement, prospectus or prospectus supplement shall not contain any untrue statement of material fact or fail or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) If the Common Stock is registered pursuant to the provisions of this Section 7, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 45 days a prospectus covering the Shares meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless (i) the Grantee, its affiliates and its officers and directors and (ii) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (collectively, the "Underwriters") ((i) and (ii) being referred to as "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material


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

fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Grantor will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Grantor by the Indemnified Parties expressly for use or incorporation by reference therein, or (B) the fact that the person asserting any such loss, liability, claim, damage or expense did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of the Shares to such person because of the failure of the Grantee to so provide such amended preliminary or final prospectus.

                  (c) The Grantee and the Underwriters shall indemnify and hold harmless the Grantor, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which the Grantor, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon (i) any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee or the Underwriters, as applicable, specifically for use or incorporation by reference therein, or (ii) the fact that the person asserting any such loss, liability, claim, damage or expense did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of the Shares to such person because of the failure of the


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

Grantee to so provide such amended preliminary or final prospectus.

                  (d) Promptly after receipt by an indemnified party under subsection (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnified party shall settle any action or claim without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

                  8. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

                  9. Modification or Amendment. Subject to the provisions of applicable law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  10. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.



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                  11.  GOVERNING LAW AND VENUE;  WAIVER OF JURY TRIAL.  (a) THIS
AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, The City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, the Merger Agreement and of the other documents referred to in this Agreement and the Merger Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement, the Merger Agreement, or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE COMPOUND AGREEMENT, THE STOCK OPTION AGREEMENT OR THE VOTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT, THE OTHER DOCUMENTS REFERRED TO IN THIS AGREEMENT AND THE MERGER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY

UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

                  12. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to the Grantee:

                           Richard T. Collier
                           Pharmacia & Upjohn, Inc.
                           95 Corporate Drive
                           Bridgewater, NJ  08807
                           fax:  (908) 306-4489

                  with copies to:

                           Neil T. Anderson
                           Matthew G. Hurd
                           Morgan N. Neuwirth
                           Martin J. Travers
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, NY 10004
                           fax:  (212) 558-3588

                  if to the Grantor:

                           Bruce E. MacMillan
                           SUGEN, Inc.
                           230 East Grand Avenue
                           South San Francisco, CA  94080
                           fax:  (650) 553-8342
                  with  copies to:

                           Alan C. Mendelson
                           Suzanne Sawochka Hooper
                           Gianna M. Bosko
                           Cooley Godward LLP
                           5 Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, California 94306
                           fax:  (650) 857-0663

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  13. Entire Agreement. This Agreement (including any exhibits and schedules hereto), the Merger Agreement and the other documents referred to in this Agreement and the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

                  14. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

                  15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  16. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

                  17. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that the Grantee may assign its rights and obligations under this Agreement to any of its direct or indirect wholly owned subsidiaries (including Merger Sub). Any purported assignment made in contravention of this Agreement shall be null and void.

                  18. Captions. The Section captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  19. Termination. (a) The right to exercise the Option granted pursuant to this Agreement shall terminate at (and the Option shall no longer be exercisable after) the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the first anniversary of the earliest to occur of the events set forth in any of clauses (i), (ii), (iii) or (iv) of Section 2(d), and
(iii) the fifteenth day following the termination of the Merger Agreement if prior to such fifteenth day the events set forth in any of clauses (i), (ii),
(iii) or (iv) of Section 2(d) shall not have occurred (such earliest date being referred to in this Agreement as the "Termination Date"); provided that, if the Option cannot be exercised or the Shares cannot be delivered to the Grantee upon such exercise because one or more of the conditions set forth in Section 2(a) or
(b) hereof have not yet been satisfied, the Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

                  (b) All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

                  20. Profit Limitation. Notwithstanding any other provision of this Agreement or the Merger Agreement, any Cancellation Amount shall be reduced (but not below zero) to the extent necessary so that the sum of the portion of any termination fee described in Section 8.5(b) of the Merger Agreement actually paid to the Grantee (such portion actually paid, the "Termination Fee"), the aggregate of all Cancellation Amounts paid to Grantee pursuant to this Agreement and the cash proceeds actually received by the Grantee as the result of selling Shares to a third party which acquires more than 50% of the Grantor's outstanding voting securities (other than the Company or any of its affiliates) shall not exceed $21,900,000. In no event shall (i) the sum of the aggregate Cancellation Amounts paid to Grantee pursuant to this Agreement and the cash proceeds actually received by the Grantee as the result of selling Shares to a third party which acquires more than 50% of the Grantor's outstanding voting securities (other than the Company or any of its affiliates) exceed $21,900,000, or (ii) the sum of the Termination Fee, the aggregate Cancellation Amounts paid to Grantee pursuant to this Agreement and the cash proceeds actually received by the Grantee as the result of selling Shares to a third party which acquires more than 50% of the Grantor's outstanding voting securities (other than the Company or any of its affiliates) exceed $21,900,000.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                      SUGEN, INC.



                                      By: /s/ Stephen Evans-Freke
                                          ---------------------------------
                                          Name:   Stephen Evans-Freke
                                          Title:  Chairman of the Board and
                                                    Chief Executive Officer


                                      PHARMACIA & UPJOHN, INC.



                                      By: /s/ Christopher J. Coughlin
                                          ---------------------------------
                                          Name:   Christopher J. Coughlin
                                          Title:  Executive Vice President


                                      UNIVERSITY ACQUISITION CORP.



                                      By: /s/ Mats Petterson
                                          ---------------------------------
                                          Name:   Mats Petterson
                                          Title:  Senior Vice President